UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):  December 8, 2010

                            MusclePharm Corporation
            (Exact Name of Registrant as Specified in its Charter)

            Nevada                   000-53166               77-0664193
(State or Other Jurisdiction    (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                   Identification
                                                              Number)

             4721 Ironton Street, Denver, Colorado       80239
           (Address of Principal Executive Offices)    (Zip Code)


     Registrant's telephone number, including area code:  (800) 210-7369

              3390 Peoria Street, #307, Aurora, Colorado  80010
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01  Entry of Order Approving Stipulation for Settlement of Claim.

     On December 8, 2010, the Superior Court of the State of California for the County of Los Angeles entered an Order Approving Stipulation for Settlement of Claim (the "Order") in the matter entitled Socius CG II, Ltd.
v. MusclePharm Corporation. The Order provides for the full and final settlement of Socius GC II, Ltd.'s ("Socius") $375,000 claim (the "Claim") against MusclePharm Corporation, a Nevada corporation (the "Company").
Socius purchased the Claim from a creditor of the Company ("Creditor") pursuant to the terms of a Claims Purchase Agreement dated effective as of December 3, 2010 between Socius and Creditor (the "Purchase Agreement"). The Claim consists of the right to receive $375,000 from the Company as payment for two invoices to the Company from the Creditor. Pursuant to the Order, on December 8, 2010, the Company directed its transfer agent to issue and deliver to Socius 7,800,000 DWAC shares of common stock (the "Settlement Shares"), subject to adjustment as set forth in the Order.

     The Settlement Shares represent approximately 9.2% of the total number of shares of the Company's common stock outstanding immediately following the date of the Order. The total number of shares of the Company's common stock to be issued to Socius or its designee in connection with the Order will be adjusted on the 21st trading day following the date on which the Settlement Shares are issued, as follows: (i) if the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then the Company will issue to Socius or its designee additional shares of the Company's common stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to us for cancellation that number of shares as equals the difference between the number of VWAP Shares and the number of Settlement Shares.

     The number of VWAP Shares is equal to (i) $375,000 divided by 70% of the volume weighted average price as reported by Bloomberg LP ("VWAP") of the Company's common stock over the 20-day trading period immediately following the date on which the Settlement Shares were delivered to Socius, plus (ii) Socius' legal fees, expenses and costs incurred through such 20-day trading period, with the total divided by the VWAP of the Company's common stock over the 20-day trading period immediately following the date on which the Settlement Shares were delivered to Socius. In no event will the number of shares of common stock issued to Socius or its designee in connection with the settlement of the Claim, aggregated with all shares of common stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed 9.99% of the total number of shares of the Company's common stock then outstanding.

     The description of the Order does not purport to be complete and is qualified in its entirety by reference to the Order, which is filed as
Exhibit 10.1 to this report and incorporated herein by reference.

Item 3.02  Unregistered Sale of Equity Securities.

     The information set forth in Item 1.01 of this report is incorporated herein by reference.

     The offer and sale of the securities described in Item 1.01 were effected in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

  	Exhibit No.	Description

  	10.1	        Order Approving Stipulation for Settlement of Claim


                                 SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MusclePharm Corporation


                                  By:/s/ Brad Pyatt
                                  Name:  Brad Pyatt
                                  Title: Chief Executive Officer

Dated:  December 9, 2010